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                                                                    EXHIBIT 10.1


                            NONCOMPETITION AGREEMENT

                  This NONCOMPETITION AGREEMENT (the "AGREEMENT") is made and entered into as of the 17th day of December, 1999, by and between RAILAMERICA, INC., a Delaware corporation (the "COMPANY"), and RONALD A. RITTENMEYER (the "EXECUTIVE").

                                R E C I T A L S:

                  WHEREAS, the Executive is currently employed as the Chairman, President and Chief Executive Officer of RailTex, Inc., a Texas corporation ("RAILTEX"), pursuant to that certain Employment Agreement, dated July 29, 1998 (the "EMPLOYMENT Agreement"), entered into by and between RailTex and the Executive; and

                  WHEREAS, the Company and RailTex have entered into an Agreement and Plan of Merger, dated as of October 14, 1999 (the "MERGER AGREEMENT"), pursuant to which Cotton Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("CAC"), will merge with and into RailTex (the "MERGER"); and

                  WHEREAS, in connection with the consummation of the transactions contemplated by the Merger, Executive's employment with RailTex will terminate and, in connection with such termination, the Company desires to obtain certain restrictive covenants from the Executive, as described below, and the Executive is willing to agree to such restrictive covenants, on the terms and for the consideration described below; and

                  NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

1.       RESTRICTIVE COVENANTS:

                  1.1 NONCOMPETITION: During the Term of this Agreement, the Executive shall not, without the written consent of the Company, directly or indirectly, engage in or have any interest in any company whose primary business is owning and operating Class II or Class III short-line railroads (whether as an employee, officer, director, partner, agent, security holder, creditor, or consultant, or through any affiliated entity); provided that this provision shall not apply to, including without limitation, any Class I railroad companies, the Executive's ownership of any common stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in




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common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such issuer.

                  1.2 ACKNOWLEDGMENT BY CONSULTANT: The Executive acknowledges and confirms that (i) the restrictive covenants contained in this Section 1 are reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restrictions contained in this Section 1 (including without limitation the length of the term of the provisions of this Section 1) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 1 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive further acknowledges that the restrictions contained in this Section 1 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns. The Executive further acknowledges and understands that the covenants contained in Section
10.1 and 10.2 of the Employment Agreement shall apply, to the extent provided in such agreement, after the Executive's employment with RailTex is terminated. Any failure on the part of the Executive to satisfy the requirements of Sections
10.1 and 10.2 of the Employment Agreement shall not be construed as a breach of this Agreement on the part of the Executive.

                  1.3 NOTICE AND CURE: The Executive shall not be deemed to have breached the restrictive covenants contained in Section 1 unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by an affirmative vote of not less than three quarters of the Company's Board of Directors (the "BOARD OF DIRECTORS") then in office at a meeting of the Board of Directors called and held for such purpose, after reasonable notice and a reasonable opportunity to cure any alleged breach and an opportunity for the Executive, together with the Executive's counsel (if desired by the Executive), to be heard before the Board of Directors regarding any alleged breach, finding that, in the good faith opinion of the Board of Directors, the Executive had breached the restrictive covenants contained in Section 1 and specifying in writing the particulars in detail. Nothing herein will limit the right of the Executive to contest the validity or propriety of any such determination.

2. TERM: The restrictive covenants contained in Section 1 shall commence as of the date on which the Executive's employment with RailTex is terminated as provided for in Section 6.09(a) of the Merger Agreement, i.e., the Effective





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Time of the Merger Agreement (the "COMMENCEMENT DATE"), and shall continue for twenty-four (24) months thereafter (the "TERM"). In the event the Merger Agreement shall have terminated as provided in Section 8.01 of the Merger Agreement, this Agreement shall be void and of no force and effect.

3. CONSIDERATION: In consideration for the Executive's agreeing to the restrictive covenants contained in Section 1, the Company shall pay the Executive, and the Executive hereby agrees to accept as payment for such covenants, a fee of TWO MILLION FIFTY THOUSAND DOLLARS ($2,050,000) (the "NONCOMPETE FEE"). The Noncompete Fee shall be paid in a single lump sum payment with immediately available funds on the Commencement Date.

4. ADDITIONAL PAYMENTS: In the event it shall be determined that any payments or benefits described in this Agreement (including, without limitation, the Noncompete Fee) that are payable or provided by the Company to or for the benefit of the Executive (the "PAYMENTS") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive from the Company an additional payment (a "NONCOMPETE GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including, in each case, any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Noncompete Gross-Up Payment, the Executive retains an amount of the Noncompete Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The terms of Section 5 (other than Section 5(h) thereof) of the Executive's Severance Agreement with RailTex, dated July 29, 1998 (as amended, the "SEVERANCE AGREEMENT"), shall govern the determination, payment and other matters relating to the Noncompete Gross-Up Payment.

5. INDEMNIFICATION: The Company hereby agrees to indemnify and hold harmless the Executive against any liability, cost or expense arising out of the Executive's association with the Company to the full extent legally permissible under the Delaware General Corporation Law, as such Law may be amended from time to time. The Company will maintain, and the Executive will be entitled to the benefit of and be named as an insured under, reasonable insurance coverage for such indemnity obligations. Solely in consideration for the Company's agreement to indemnify and hold harmless the Executive pursuant to this Section, the Executive agrees, upon request of the Company and at the Company's expense, and





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at such times and locations as are agreeable to the Executive, to fully assist, consult and cooperate in good faith with the Company, as requested by the Company, in connection with (i) any pending or threatened or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether the Executive is a named or threatened party to such action, suit or proceeding, (ii) any appeal in such an action, suit or proceeding, (iii) any inquiry or investigation that could lead to such an action, suit or proceeding or (iv) such other matters as agreed to by the Executive and the Company. Upon presentation of expense statements or vouchers and such other supporting information as the Company may reasonably request, the Company shall pay or reimburse the Executive for all reasonable expenses incurred by the Executive in connection with his obligations to assist the Company hereunder. The Company shall pay the Executive, in addition to any reasonable expenses, a per diem fee of three thousand dollars ($3,000) for any portion of any day on which, at the written request of the Company, the Executive is assisting the Company as provided in this Section 5; provided, however, no such per diem shall be payable to the Executive during any of the first five (5) days for which the Executive shall provide any services to the Company under this Section 5 during the first six (6) months of the Commencement Date.

6. DEFINITION OF COMPANY: Solely for purposes of this Agreement, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

7. REFORMATION BY COURT: In the event that a court of competent jurisdiction shall determine that any provision of Section 1 of this Agreement is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of Section 1 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

8. ACTION BY COMPANY: Any action required by the Company under this Agreement, other than pursuant to Section 1.3, shall be approved by a majority of the members of the Board of Directors of the Company.

9. DAMAGES: The Company and the Executive acknowledge that in the event of a breach of any of the restrictive covenants contained in Section 1 hereof by the Executive, that it will not be possible to measure the damages for such injuries precisely and that, in the event of such a breach, the Company's damages shall be limited to the Executive's repayment to the Company of a prorated portion of the Noncompete Fee determined by multiplying the Noncompete Fee by a fraction, the numerator of which shall be the number of days remaining in the Term (determined as of the date of delivery to the Executive of the Board of





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Director's resolution pursuant to Section 1.3 hereof) and the denominator of which shall be 730.

10. SUCCESSORSHIP: This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including any corporate successor by merger or consolidation, and as used herein, the term "Company" shall include such successors or assigns. As used herein, the term "Company" shall mean the Company, RailTex, CAC, and any corporate subsidiary or affiliated company of any of them.

11. ENTIRE AGREEMENT: This Agreement contains the entire Agreement of the parties relating to and supersedes all prior oral or written agreements relating to the subject matter hereof, and the parties hereto have no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE COMPANY EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT SHALL NOT LIMIT, REDUCE OR AFFECT IN ANY MANNER THE OBLIGATIONS AND LIABILITIES OF RAILTEX, INCLUDING ITS SUCCESSORS IN INTEREST, TO EXECUTIVE WITH RESPECT TO EXECUTIVE'S EMPLOYMENT AGREEMENT, EXECUTIVE'S SEVERANCE AGREEMENT, EXECUTIVE'S INDEMNIFICATION AGREEMENT FROM RAILTEX, DATED JULY 29, 1998, OR ANY OTHER BENEFIT PLAN, PROGRAM, ARRANGEMENT OR POLICY OF RAILTEX PROVIDING ANY FORM OF REMUNERATION, COMPENSATION OR OTHER BENEFITS TO EXECUTIVE FROM TIME TO TIME, OR OF RAILTEX OR THE COMPANY WITH RESPECT TO THE MERGER AGREEMENT.

12. NOTICE: Any notice or request required or permitted under this Agreement shall be in writing and given or made by postage paid, registered or certified mail, return receipt requested, addressed to the Company at its then principal place of business, or the Executive at his address last given to the Company, or to either party hereto at such other address last given to the Company, or to either party hereto at such other address or addresses as such party may from time to time specify for such purposes in a notice similarly given to the other party.

13. APPLICABLE LAWS: This Agreement is made and is to be performed in the State of Texas and shall be construed and enforced in accordance with the laws of the State of Texas.

14. ARBITRATION: Any and all claims, disputes, or controversies arising out of or related to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association then in existence. Such arbitration shall be conducted by a single arbitrator in New York, New York.

15. LEGAL AND ACCOUNTING FEES AND EXPENSES: It is the intent of the Company that the Executive not be required to incur legal and accounting fees and the related expenses associated with the interpretation, enforcement or defense of the





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Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Consequently, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel and accountants of the Executive's choice, at the reasonable expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company or RailTex and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all reasonable attorneys', auditors and related fees and expenses incurred by the Executive in connection with any of the foregoing; provided that, in regard to such matters, the Executive has not acted in bad faith or with no colorable claim of success.

16. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same Agreement.






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17. ACKNOWLEDGMENT: IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunder duly authorized, and the Executive has hereunder set his hand.



                                            RAILAMERICA, INC.

                                            /s/ Gary O. Marino
                                            ------------------------------
                                            Gary O. Marino, Chairman of
                                            the Board, President and Chief
                                            Executive Officer



                                            EXECUTIVE

                                            /s/ Ronald A. Rittenmeyer
                                            ------------------------------
                                            Ronald A. Rittenmeyer






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